Exhibit 23.6

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated March 27, 2026, relating to the financial statements of Permian Basin Royalty Trust as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025, which are contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ WEAVER AND TIDWELL, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Houston, Texas

July 28, 2026